EXHIBIT 3.1(e)(ii)



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                  INTERNATIONAL FLAVORS AND TECHNOLOGIES, INC.


                  THE UNDERSIGNED, being Executive Vice President of International Flavors and Technologies, Inc. (the "Corporation"), hereby certifies that:

                  FIRST: The name of the Corporation is International Flavors and Technologies, Inc.

                  SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 7, 1997.

                  THIRD:  Article First of said Certificate of
Incorporation is hereby deleted in its entirety and replaced with the following:

                  "FIRST: The name of the Corporation is
                  International Flavors and Technology, Inc. (the
                  "Corporation")."

                  FOURTH: The foregoing amendment herein certified has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Jeffrey S. Hay, Executive Vice President, has duly executed this Certificate of Amendment this 10th day of February, 1998 and affirms, under the penalties of perjury, that the statements herein are true.


                                                      /s/ Jeffrey S. Hay
                                                      --------------------------
                                                      Jeffrey S. Hay
                                                      Executive Vice President



NYFS10...:\80\64980\0003\1948\CRT2028T.570